Exhibit 32

Certification of Principal Executive Officer

Pursuant to 18 U.S.C. Section 1350

As adopted pursuant to (Section 906 of the Sarbanes-Oxley Act of 2002)

In connection with the Quarterly Report of Howard Bancorp, Inc. on Form 10-Q for the period ended March 31, 2013 as filed with the Securities and Exchange Commission on the date hereof, the undersigned officers of Howard Bancorp, Inc., each hereby certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of his or her knowledge and belief, that:

(1)	Such Form 10-Q for the period ended March 31, 2013 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in such Form 10-Q for the period ended March 31, 2013 fairly presents, in all material respects, the financial condition and results of operations of Howard Bancorp, Inc.

Date: May 14, 2013

/s/ Mary Ann Scully

Mary Ann Scully
President and Chief Executive Officer

/s/ George C. Coffman

George C. Coffman
Executive Vice President and Chief Financial Officer

This certification is made solely for the purpose of 18 U.S.C. Section 1350, and is not being filed as part of the Form 10-Q or as a separate disclosure document, and may not be disclosed, distributed or used by any person for any reason other than as specifically required by law.